Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of The First American Corporation, a California corporation (the “Company”), hereby appoints Kenneth D. DeGiorgio and Stacy S. Rentner, as his or her attorney-in-fact, with full and several power of substitution and resubstitution for the limit purposes of executing and filing (i) a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offer to acquire each outstanding share of Class A common stock, par value $0.001 per share, of First Advantage Corporation, and the related back-end merger, (ii) any and all amendments and supplements (including post-effective amendments and supplements) thereto, (iii) any registration statements related to such registration statement that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act, (iv) any exhibits to the foregoing, and any other documents in connection therewith, in each case, with the Securities and Exchange Commission, in such forms as such attorney-in-fact approves. Each of the undersigned hereby grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act he deems advisable to the end that such registration statement or registration statements shall comply with the Securities Act, and the applicable Rules and Regulations adopted or issued pursuant thereto. Each of the undersigned hereby ratifies and confirms all that Kenneth D. DeGiorgio and Stacy S. Rentner, and his or their substitute or resubstitute, may lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney,

IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned in the capacities and on the date set forth below.

Date:	September 25, 2009	By:	/s/ Parker S. Kennedy
Parker S. Kennedy, Director, Chairman and
Chief Executive Officer
(Principal Executive Officer)

Date:	September 25, 2009	By:	/s/ Anthony Piszel
Anthony Piszel, Chief Financial Officer and
Treasurer
(Principal Financial Officer)

Date:	September 25, 2009	By:	/s/ Max Valdes
Max Valdes, Senior Vice President
and Chief Accounting Officer
(Principal Accounting Officer)

Date:	September 23, 2009	By:	/s/ Hon. George L. Argyros
Hon. George L. Argyros, Director

Date:	September 30, 2009	By:	/s/ Bruce S. Bennett
Bruce S. Bennett, Director

Date:	September 30, 2009	By:	/s/ Matthew B. Botein
Matthew B. Botein, Director

Date:	September 25, 2009	By:	/s/ J. David Chatham
J. David Chatham, Director

Date:	September 25, 2009	By:	/s/ Glenn C. Christenson
Glenn C. Christenson, Director

Date:	September 25, 2009	By:	/s/ Hon. William G. Davis
Hon. William G. Davis, Director

Date:	September 25, 2009	By:	/s/ Dr. James L. Doti
Dr. James L. Doti, Director

Date:	September 25, 2009	By:	/s/ Lewis W. Douglas, Jr.
Lewis W. Douglas, Jr., Director

Date:	September 25, 2009	By:	/s/ Christopher V. Greetham
Christopher V. Greetham, Director

Date:	September 28, 2009	By:	/s/ Thomas C. O’Brien
Thomas C. O’Brien, Director

Date:	September 25, 2009	By:	/s/ Frank E. O’Bryan
Frank E. O’Bryan, Director

Date:	September 23, 2009	By:	/s/ Roslyn B. Payne
Roslyn B. Payne, Director

Date:	September , 2009	By:
John W. Peace, Director

Date:	September 25, 2009	By:	/s/ D. Van Skilling
D. Van Skilling, Director

Date:	September 24, 2009	By:	/s/ Herbert B. Tasker
Herbert B. Tasker, Director

Date:	September 29, 2009	By:	/s/ Virginia M. Ueberroth
Virginia M. Ueberroth, Director

Date:	September 25, 2009	By:	/s/ Mary Lee Widener
Mary Lee Widener, Director

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